SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

January 25, 2019

Date of Report

(January 23, 2019)

(Date of earliest event reported)

DURECT CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	000-31615	94-3297098
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

10260 Bubb Road

Cupertino, CA 95014

(Address of principal executive offices) (Zip code)

(408) 777-1417

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Executive Officer Compensation

The following sets forth a summary of the compensation for fiscal year 2019, and bonuses awarded for fiscal year 2018, approved on January 23, 2019 by the Compensation Committee of DURECT Corporation (“the Company”) for the Company’s Chief Executive Officer, the Chief Financial Officer, and the other named executive officers of the Company for whom compensation disclosure was required in the Company’s most recent proxy statement filed with the Securities and Exchange Commission.

		Bonus Awarded for Performance in 2018
Name and Position	Fiscal year 2019 Base Salary (1)	Cash	Stock Options (Number of Shares subject to option grant) (2)	Number of Shares subject to annual option grant (3)	Target Bonus for Performance in 2019 (Percentage of Base Salary) (4)
James E. Brown, D.V.M., President & Chief Executive Officer	$531,289	$—	221,755	150,000	60%
Michael H. Arenberg, Chief Financial Officer	$350,175	$4,413	86,335	110,000	40%
Judy Joice, Senior Vice President, Operations & Corporate Quality Assurance	$306,892	$3,937	77,022	85,000	35%
Felix Theeuwes, D. Sc. Former Chairman and Distinguished Scientist (5)	$—	$15,805	—	—	N/A
Matthew J. Hogan, Corporate Finance Advisor (Former Chief Financial Officer) (6)	$—	$3,312	64,803	—	N/A

Notes:

(1)

The Fiscal Year 2019 Base Salaries shown reflect the weighted average salary for 2019. The 2019 base salary for Dr. Brown reflects no increase as compared to his base salary in 2018. Effective April 1, 2019, Mr. Arenberg’s base salary will increase by 2% to $351,900 from $345,000 at December 31, 2018 and Ms. Joice’s base salary will increase by 2% to $308,404 from $302,357 at December 31, 2018.

(2)

The bonus awarded for performance in 2018 as determined by the Compensation Committee on January 23, 2019 was established to be paid 10% in cash and 90% in stock options, except for Dr. Brown, whose bonus was to be paid 100% in stock options and for Dr. Theeuwes, whose bonus was to be paid 100% in cash. The total shares subject to each bonus option was determined by using a standard Black-Scholes option-pricing model. The exercise price per share of such option grant is $0.58, the closing price of the Company’s common stock on the NASDAQ Global Market on the date of grant. The shares subject to the bonus options are fully vested upon grant. In the event of the optionee’s termination of service with the Company for a reason other than cause, the post termination exercise period for the options shall be one (1) year, subject to the ten (10) year term of the option.

(3)

The 2019 annual options were granted by the Compensation Committee on January 23, 2019. The exercise price per share of such option grant is $0.58, the closing price of the Company’s common stock on the NASDAQ Global Market on the date of grant. The vesting associated with the options is as follows: one-sixteenth (1/16) of the total shares subject to the option shall vest quarterly over four (4) years following the date of grant, subject to continued service. In the event of the optionee’s termination of service with the Company for a reason other than cause, the post termination exercise period for the options shall be one (1) year, subject to the ten (10) year term of the option.

(4)

The actual bonus to be awarded will be at the Committee’s complete discretion based on the Company’s performance against specified corporate objectives and other factors to be taken into account at the discretion of the Committee.

(5)	Effective December 31, 2018, Dr. Theeuwes retired as Chairman of the Board and from the Board and the Company.
(6)

Effective October 15, 2018, Mr. Hogan retired as Chief Financial Officer of the Company and entered into a consulting arrangement with the Company, pursuant to which Mr. Hogan will provide corporate finance support through April 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DURECT Corporation

Date: January 25, 2019	By:	/s/ James E. Brown
James E. Brown

President and Chief Executive Officer

4